SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

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FORM 8-K

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CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT of 1934

September 13, 2002
Date of Report
(Date of earliest event reported)

G REIT, INC.
(Exact name of registrant as specified in its charter)

Virginia	333-76498	52-2362509
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1551 N. Tustin Avenue
Suite 650
Santa Ana, California 92705
(Address of principal executive offices)

(877) 888-7348
(Registrant’s telephone number, including area code)

N/A
(former name or former address, if changed since last report)

ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS.

5508 Highway 290 West Building—Austin, Texas

            On September 13, 2002, G REIT, Inc. (the “Company”) through its wholly-owned subsidiary, GREIT - 5508 Highway 290 West, LP, a Texas limited partnership, purchased the 5508 Highway 290 West Building in Austin, Texas (the “Property”) from MFPB 290 West, Ltd., an unaffiliated third-party for a purchase price of approximately $10,300,000. The Company funded the purchase price with a $6,700,000 loan from Greenwich Capital Financial Products, Inc., a real estate lender. The Company is required to make interest-only payments until the due date of September 1, 2003, at which time the loan will have to be paid in full or refinanced. The purchase price included a sales commission payable to Triple Net Properties Realty, Inc., an affiliate of Triple Net Properties, LLC, the Company’s advisor (the “Advisor”), of $300,000, approximately 3% of the purchase price.

            The Property is located in southwest Austin, Texas on U.S. Highway 290 west of the intersection of Loop 1. There is new development activity in the immediate neighborhood, including hotel, office and retail centers on the nearby Southwest Parkway. Prestigious residential areas, including Barton Hills, Westlake Hills, Lost Creek and Barton Creek are within three miles of the Property. Austin’s Bergstrom International Airport is accessible via Highway 290.

            Built in 2001, the Property consists of two three-story office buildings—a main building and a back building of approximately 61,800 and 13,000 square feet, respectively, for a total of approximately 74,800 square feet on 6.5 acres. The Property has approximately 332 parking spaces and is approximately 99% leased primarily to national, regional and local credit tenants, including the Office of the Attorney General of the State of Texas, SAM, Inc. (formerly Survey and Mapping, Inc.), Brooks Automation, Air Products and Chemicals, Inc. and SunGard Energy System, Inc. No leases expire during the next twelve-months. Government entities and contractors doing business with Federal, state and local government agencies occupy approximately 23% of the Property. Air Products occupies approximately 24% of the Property with a lease expiration in 2006.

            The Company does not anticipate making any significant repairs or improvements to the Property over the next few years. An environmental assessment completed in connection with the purchase of the Property found no hazardous conditions. For federal income tax purposes, the Company’s depreciable basis in the Property is approximately $7,700,000.

            The Advisor retained Triple Net Properties Realty, Inc. to manage the Property for a property management fee equal to 5% of the gross income of the Property in addition to compensation for property-level services, including leasing fees, loan origination and servicing fees and property tax reduction fees.

ITEM 7.	FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

Financial Statements

              It is not practical to provide the required financial statements at this time. Such financial statements will be filed as an amendment to this report on Form 8-K no later than 60 days after the deadline for filing this Form 8-K.

Exhibits

10.08	Amended and Restated Real Estate Purchase and Sale Agreement dated as of June 19, 2002 by and between MFPB 290 West, Ltd. as seller and Triple Net Properties, LLC, as assigned to GREIT - 5508 Highway 290 West, LP, a Texas limited partnership.

SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

G REIT, INC.

Date:	September 30, 2002	By:	/s/ Anthony W. Thompson Anthony W. Thompson President and Chief Executive Officer